EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, (the “Report”) by Arkansas Best Corporation (“Registrant”), each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

ARKANSAS BEST CORPORATION (Registrant)

Date: November 5, 2008	/s/ Robert A. Davidson

Robert A. Davidson
President — Chief Executive Officer and
Principal Executive Officer

ARKANSAS BEST CORPORATION
(Registrant)

Date: November 5, 2008	/s/ Judy R. McReynolds

Judy R. McReynolds
Senior Vice President — Chief Financial Officer,
Treasurer and Principal Accounting Officer